EXHIBIT 32.1

Nabi Biopharmaceuticals

SECTION 1350 CERTIFICATION

The undersigned officers of Nabi Biopharmaceuticals (the “Company”) hereby certify that, as of the date of this statement, the Company’s quarterly report on Form 10-Q for the quarter ended March 26, 2005 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that, to the best of their knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of March 26, 2005 and the results of operations of the Company for the three months ended March 26, 2005.

The purpose of this certification is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.

Date: April 25, 2005	By:	/s/ Thomas H. McLain
	Name:	Thomas H. McLain
	Title:	Chief Executive Officer

Date: April 25, 2005	By:	/s/ Mark L. Smith
	Name:	Mark L. Smith
	Title:	Chief Financial Officer